As filed with the Securities and Exchange Commission on August 7, 2007
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Charleston Basics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	5900	20-4748555
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Charleston Basics, Inc.
1701 Avenue I
Brooklyn, NY 11230
(718) 258-7528
(Address and Telephone Number of Principal Executive Offices)

1701 Avenue I
Brooklyn, NY 11230
 (Address of principal place of business or intended principal place of business)

Harvard Business Services, Inc.
16192 Coastal Highway
Lewes, Delaware 19958
(800) 345-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	41,720	$0.50(2)	$20,860	$1.00
Total	41,720	$0.50(2)	$20,860	$1.00

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.50 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2007

Charleston Basics, Inc.

41,720 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 41,720 shares of common stock, par value $0.0001, of Charleston Basics, Inc. which are issued and outstanding and held by persons who are stockholders of Charleston Basics, Inc.

The selling security holders will be offering their shares of common stock at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2007

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Charleston Basics, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Charleston Basics, Inc. was incorporated under the laws of the State of Delaware on April 4, 2006. We are an early stage company engaged in the sale of outdoor camping goods such as tents, sleeping bags, blankets and cots.

Our offices are currently located at Charleston Basics, Inc., 1701 Avenue I, Brooklyn, NY 11230. Our telephone number is (718) 258-7528. We have an internet website at the following URL: www.procurementhub.com.

The Offering

Securities offered:	41,720 shares of common stock

Offering price :	$0.50 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	6,043,720 shares of common stock

Shares outstanding after offering:	6,043,720 shares of common stock

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

CHARLESTON BASICS, INC.
BALANCE SHEET
MARCH 31, 2007

3/31/2007
ASSETS
CURRENT ASSETS
CASHAND CASH EQUIVALENTS	$19,540
ACCOUNTS RECEIVABLE	79,601
INVENTORY	68,212

TOTAL CURRENT ASSETS	167,353

INTANGIBLE ASSETS (NET OF AMORTIZATION OF $4,054)	9,509
TOTAL CURRENT ASSETS	9,509

TOTAL ASSETS	$176,862

CHARLESTON BASICS, INC.
STATEMENT OF INCOME
FROM INCEPTION ON APRIL 4, 2006 TO MARCH 31, 2007

Sales, net	$2,126,324

Cost of sales	1,220,632
Gross profit	905,692

Selling, general and administrative expenses	905,978
Income (Loss) from operations	(286)

Provision for income taxes	624
Net income	(910)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.  We are an early stage company. Our limited operating history makes it difficult to evaluate our future prospects.

We were incorporated on April 4, 2006. We have only recently begun offering our products, and we have entered into contracts and significant relationships only within the last year. Our limited operating history makes it difficult to evaluate our future prospects. Our prospects are subject to risks and uncertainties frequently encountered by start-up companies. Many of these risks are unknown, but include the lack of widespread acceptance of our products, problems with supply and distribution, and managing our growth. Our failure to identify the challenges and risks in the outdoor camping goods market and successfully address these risks would harm our business.

2. The revenue and profit potential of our business model is unproven.

Our business model is to generate revenues from the sale of outdoor camping goods to small to medium size private businesses and government entities. Our business model is new, and our ability to generate revenue or profits is unproven. There is little or no evidence to date that our potential customers will drive the level of demand required for us to become profitable. Our success is also dependent on our ability to develop and then expand our customer base. We cannot assure you that we will be successful in doing this.

3.  Our two largest customers accounted for approximately 97% of total sales, during the fiscal year ended March 31, 2007. Any negative change in the company’s relationship with its major customers could have significant negative effects on revenues and profits.

The Company had two major customers who accounted for more then 97% of revenues during the fiscal year ended March 31, 2007. One of these customers accounted for 86% of such revenues and the other for 11% of such revenues. There is no assurance that such customers will submit any further orders to us. The Company’s financial success is directly related to the willingness of its customers to continue to purchase its products. Failure to fill customers’ orders in a timely manner could harm the Company’s relationships with its customers. Furthermore, if the Company’s major customers experience a significant downturn in its business, or fail to remain committed to the Company’s products or brands, then these customers may reduce or discontinue purchases from the Company, which could have an adverse effect on the Company’s business, results of operations, and financial condition.

4.  Our quarterly results are subject to significant fluctuations.

We expect that our quarterly operating results will fluctuate significantly due to many factors, many of which are outside our control, including: demand for and market acceptance of our products and services; intense and increased competition; inconsistent growth, if any, from our distributor base; introductions of new services or enhancements, or changes in pricing policies, by us and our competitors; loss of key customers or strategic partners; variations in the dollar volume of transactions effected through our distribution network; and our ability to control costs. We believe that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

5.
We depend on a small group of third-party suppliers for the supply of our products, and the loss of any of these suppliers could affect our ability to produce our products at competitive prices, which would decrease our sales or earnings.

Our products are supplied to us by third party suppliers. One of our suppliers accounted for more than 90% of our total purchases during the fiscal year ended March 31, 2007. Changes in our relationships with these suppliers, shortages, production delays, or work stoppages by the employees of such suppliers could have a material adverse effect on our ability to timely provide our products and secure sales. It is possible that notwithstanding the relationship between our suppliers and our Company, our suppliers may not be able to fulfill their obligations to us. Delays or technical problems with the product may cause our customers to cease ordering our product. If we cannot obtain an adequate supply of products, this could result in a decrease in our sales and earnings.

6.  We depend upon our key personnel and they would be difficult to replace.

We believe that our success will depend on the continued employment of our senior management team and key sales and technical personnel. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business would suffer. As we grow, we may expand our employee base to manage such growth. Competition for personnel, particularly for senior management personnel and employees with technical and sales expertise, is intense. The success of our business is dependent upon retaining and hiring suitable personnel.

7. Our Chief Executive Officer owns a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our Chief Executive Officer presently owns 99.3% of our outstanding common stock. As a result, our Chief Executive Officer has substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Certificate of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our Chief Executive Officer are inconsistent with the interests of other stockholders. In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

8.  If we incur product liability, warranty and other claims against us, including wrongful death claims, our business, results of operations and financial condition may be harmed.

We may become subject, in the ordinary course of business, to litigation involving product liability and other claims, including wrongful death claims, related to personal injury and warranties. We do not maintain product liability insurance. If we do purchase product liability insurance in the future, we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims may cause the premiums that we are required to pay for such insurance to rise significantly. It may also increase the amounts we pay in punitive damages, which may not be covered by our insurance.

Risks Relating To Our Common Shares

9. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 700,000,000 shares of common stock, par value $0.0001 per share, of which 6,043,720 shares are issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

10. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

11. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

12. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

13. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

14. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 41,720 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.50 per share to the selling security holders in private placements conducted in August 2006 through May 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation D of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.50 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Delaware on April 4, 2006. We are an early stage company engaged in the sale of outdoor camping goods such as tents, sleeping bags, blankets and cots.

Target Markets and Marketing Strategy

Our primary target market will be the wholesale distribution of outdoor and survival products to reselling commercial entities. Another primary target market will be direct sales of our products to private institutional end-users and government entities. There are various government agencies, including military and law enforcement, which would use our products for disaster relief victims and rescuers, emergency management and rescue and any other temporary shelter needs.  Private enterprises that are in need of our products include private security companies, oil drilling and mineral mining firms which would use our products for  temporary or permanent sleeping quarters or shelter for personal and  industrial companies.

We market, promote, and sell our products on our internet website, www.procurementhub.com. Our initial marketing strategy is to promote our services and products and attract customers to our website. Our marketing initiatives will include the following: utilizing direct-response print advertisements placed primarily in small business, entrepreneurial, and property management-oriented magazines and special interest magazines; links to industry focused websites; presence at industry tradeshows; and entering into relationships with other website providers to increase access to Internet business consumers.

Our two largest customers accounted for approximately 97% of total sales during the fiscal year ended March 31, 2007. One of these customers accounted for approximately 86% of such sales and the other accounted for approximately 11% of such sales. Any negative change in the company’s relationship with its major customers could have significant negative effects on revenues and profits. The Company’s financial success is directly related to the willingness of its customers to continue to purchase its products. Failure to fill customers’ orders in a timely manner could harm the Company’s relationships with its customers. Furthermore, if the Company’s major customers experience a significant downturn in its business, or fail to remain committed to the Company’s products or brands, then these customers may reduce or discontinue purchases from the Company, which could have an adverse effect on the Company’s business, results of operations, and financial condition.

Growth Strategy

Our objective is to become a leading provider of outdoor and survival products. Key elements of our strategy include the following: create awareness of our products and services; develop our website; develop relationships with clients; and provide high quality customer service to our clients with low prices and efficient and timely product fulfillment.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our business, financial condition and results of operations.

For the period ending March 31, 2007, the Company had approximately $2,100,000 in revenue and approximately $19,500 in cash. We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Although the Company generally intends, in the event that the Registration Statement is declared effective and its shares are quoted on the NASD Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds will have a severe negative impact on our ability to remain a viable company. Until such time as we are able to raise funds through the sales of our securities, the officers and directors have agreed orally to lend the company funds. However, if we are not successful in raising additional financing or we raise only nominal financing, and our officers and/or directors do not lend us additional monies, we will not be able to proceed with our business plan and our business will likely fail. In such an event, our board of directors would most likely dissolve the business, unless an alternative means of supporting our business plan emerges, or another business opportunity presented itself.

Sourcing of Products

Our products are supplied to us by third party suppliers. We depend on a small group of third-party suppliers for the supply of our products, and one of our suppliers accounted for more than 90% of our total purchases during the fiscal year ended March 31, 2007. The loss of any of these suppliers could affect our ability to produce our products at competitive prices, which would decrease our sales or earnings.

Generally, we do not expect to enter into long-term supply agreements with vendors so that we do not obligate ourselves to any one supplier. Rather, we anticipate continuing to order inventory from various suppliers via purchase orders. Nonetheless, we may enter into supply agreements if their terms are favorable to us.

On May 29, 2007, we entered into a Vendor and License Agreement with Buzz Off Insect Shield, LLC, a North Carolina limited liability company (“Buzz Off”). Buzz Off owns certain proprietary rights to the processes for the treatment of garments and other goods for insect repellency and the trademarks and other such rights related thereto. Pursuant to such agreement, Buzz Off agreed to treat our textile gear products for insect repellency and granted us a non-exclusive, royalty-free license to use Buzz Off’s trademarks in the marketing and distribution of such products. The products that are to be treated by Buzz Off include cot covers, blankets, hammocks, and folding chair covers. Buzz Off. The term of the agreement is seven years.

Additionally, pursuant to the Vendor and License Agreement, Buzz Off granted to us exclusive rights to the treatment of folding cots and folding camp chairs until April 15, 2008. In consideration for such exclusive rights, we agreed to order from Buzz Off treatment for at least 5,000 products by April 15, 2008 and an additional 5,000 products by April 15, 2009. Buzz Off agreed to extend such exclusive rights until April 15, 2009 if we represent to Buzz Off in writing by March 1, 2008 that we will order from Buzz Off treatment for at least 20,000 products during the year ending April 15, 2009. Buzz Off agreed to further extend such exclusive rights until April 15, 2010 if we represent to Buzz Off in writing by March 1, 2009 that we will order from Buzz Off treatment for at least 40,000 products during the year ending April 15, 2010.

Distribution and Fulfillment

We intend to utilize a combination of third party warehouses in the United States to distribute our products, but do not intend to enter into any long-term warehouse agreements.

Competition

The outdoor and survival gear market is highly fragmented and competitive. We compete directly or indirectly with the following categories of companies:

•	other wholesalers such as Coleman, Rio, Stansport and The Sportsman’s Guide

•	other emergency survival resellers such as Fisher Safety, ProPac and EOD Technology.

Many of our competitors have a substantially greater market presence, name recognition and financial, distribution, marketing and other resources than we have. In addition, if our competitors reduce their prices, we may have to reduce our prices in order to compete. As a result of this competition, we may need to spend significant sums on advertising and promotion. If these competitors were to begin offering a broader array of competing products, or if any of the other factors listed above occurred, our revenues could be reduced or our costs could be increased, resulting in reduced profitability.

Seasonality

We anticipate that sales of our outdoor products will be concentrated in the spring and summer months and that we will achieve higher sales volumes during such months. Periods of inclement weather may have a significant positive impact on the market demand for our products. Sales of all our products may be negatively impacted by weather conditions and other market trends.

Government Regulation

We are subject to a variety of state laws and regulations relating to, among other things, advertising, pricing, charging and collecting state sales or use tax and product safety/restrictions. We are subject to certain federal, state and local laws and regulations relating to the protection of the environment and human health and safety. We believe that we are in substantial compliance with the terms of environmental laws and that we have no liabilities under such laws that we expect to have a material adverse effect on our business, results of operations or financial condition.

Employees

We have 3 employees.

DESCRIPTION OF PROPERTY

The Company’s office is located in the home of Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and Director. Mr. Lieber provides such office to the Company on a month-to-month basis for $1,500 per month.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

Plan of Operation

Over the next twelve months we intend to grow our customer base by creating awareness of our products and services through our existing sales force and through technological enhancements to our website(s). Our ordering, shipping and tracking systems are all automated and have a high degree of efficiency. Therefore we do not expect to spend significantly more funds on equipment. We currently employ three people, all of whom have sales responsibilities. We do not anticipate hiring more sales people unless our growth warrants it. Our marketing efforts will consist largely in meeting potential customers through advertising in industry publications and our attendance at appropriate industry conferences and workshops.

We expect our operating expenses for the next 12 months to be approximately $300,000. If our operating revenues during the next twelve months are similar to those of the previous twelve months, we will be able to finance our continued operations from our operating revenues. However, if our sales significantly diminish, we would need outside financing to help cover our expenses.

Results of Operation

During the fiscal year ended March 31, 2007, we had $2,126,234 in revenues. Such revenues were generated by the sale of our outdoor camping products. Approximately 97% of our revenues were generated by sales made to our two largest customers. The cost of sales during such period amounted to $1,220,632. As a result, our gross profit during the fiscal year ended March 31, 2007 was $905,692.

Liquidity and Capital Resources

As of March 31, 2007, we had a cash balance of $19,540. We do not believe that such funds will be sufficient to fund our operating expenses over the next twelve months. If our operating revenues during the next twelve months are similar to those of the previous twelve months, we will be able to finance our continued operations from our operating revenues. If our revenues are significantly less, we will have to raise the funds to pay for these expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Michael Lieber c/o Charleston Basics, Inc. 1701 Avenue I Brooklyn, NY 11230	34	Chief Executive Officer, Chief Financial Officer and Director

Andrea Bereck c/o Charleston Basics, Inc. 1701 Avenue I Brooklyn, NY 11230	27	Secretary, and Director

Michael Lieber. Mr. Lieber has been the Chief Executive and Financial Officer and a director of the company from its inception. From June 2005 through April 1, 2006, Mr. Leiber worked as a sales manager at Out in Style, Inc., a camping and outdoor retailer. From April 2004 through April 2005, he was a sales manager at Paterson Mills, an institutional and health care design firm. From April 2001 through April 2003, he was the founder and member-manager of Lieber & Weissman Securities, LLC, a stock trading firm.

Andrea Bereck. Ms. Bereck has been the secretary and a director of the company from its inception. She is currently a marketing associate at Sysco Foods, a position she has held since May 2006. From April 2005 through April 2006 she worked at Sara Lee Coffee & Tea were she was a gourmet sales specialist, establishing new businesses for recently launched gourmet coffee and espresso programs. From October 2004 through April 2005 Ms. Bereck was a sales representative for Serendipitea, Inc. where she established new customer accounts with restaurants, hotels, spas and retailers. From June 2003 through April 2004 she was an import specialist/assistant to vice president of sales for The National Christmas Company, Inc. and from June 1998 through March 2003 she was the compliance officer at Lieber & Weissman Securities. Ms. Bereck obtained her B.B.A. from Baruch College in New York in May 2003.

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Morgenstern, Svododa & Baer, CPA's, P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on April 4, 2006, Michael Lieber has been our Chief Executive Officer, Chief Financial Officer and Director. As compensation for his services, Mr. Lieber has been paid an annual base salary equal to $106,600, commencing as of October 2006. In addition, he receives a commission equal to 11.5% of the Company’s gross revenues.

During the fiscal year ended March 31, 2007, Mr. Lieber was paid $295,300 as total compensation for his services. Such amount consisted of $53,300 as base salary, and $242,000 as commission.

We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans. Since our incorporation on April 4, 2006, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

The following table sets forth information concerning the compensation paid or earned during the period from April 4, 2006 (inception) until March 31, 2007 for services rendered to our Company in all capacities by the following persons: (i) all individuals who served as the principal executive officer or acting in a similar capacity during the fiscal year ended March 31, 2007, regardless of compensation level; (ii) all individuals who served as officers at March 31, 2007 and whose total compensation during the fiscal year ended March 31, 2007 exceeded $100,000; and (iii) up to two additional individuals who served as officers during the fiscal year ended March 31, 2007 and whose total compensation during the fiscal year ended March 31, 2007 exceeded $100,000, regardless of whether they were serving as officers at the end of such fiscal year.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c )	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Michael Lieber(1)	2007	53,300	0	0	0	0	0	242,000	(2)	295,300

(1) Mr. Lieber has been serving as our Director, Chief Executive Officer, and Chief Financial Officer since April 4, 2006.

(2) Represents amounts paid as commission. Such commission is equal to 11.5% of the Company’s gross revenues during the applicable period.

Outstanding Equity Awards

As of March 31, 2007, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Except as set forth above under the section entitled “Summary Compensation,” none of our directors has received any compensation for the services rendered to our Company in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 31, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,043,720 shares of our common stock issued and outstanding as of July 31, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Charleston Basics, Inc., 1701 Avenue I, Brooklyn, NY 11230.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership		Percent of Class

Tradewise Associates LLC(1)	Common	6,000,000		99.3%

Michael Lieber(1)	Common	6,000,000	(2)	99.3%

Andrea Bereck	Common	2,000		Less than one percent
Directors and Officers as a Group (2 persons)	Common	6,002,000		99.3%

(1) The sole member and manager of Tradewise Associates LLC is Michael Lieber, who is our Chief Executive Officer, Chief Financial Officer, and a Director.

(2) Includes 6,000,000 shares of common stock owned by Tradewise Associates LLC, whose sole member and manager is Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and a Director

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 4, 2006, we issued 6,000,000 shares of our common stock to Tradewise Associates LLC. The sole member and manager of Tradewise Associates LLC is Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and a Director. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $600. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Lieber was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On April 4, 2006, we issued 2,000 shares of our common stock to Andrea Bereck, an officer and director of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $0.20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Bereck is a director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

The Company’s office is located in the home of Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and Director. Mr. Lieber has been providing such office to the Company since April 3, 2006 for $1,500 per month on a month-to-month basis.

During the fiscal year ended March 31, 2007, Micheal Lieber, our Chief Executive Officer, Chief Financial Officer, and Director, lent $202,500 to the Company for working capital purposes and the purchase of inventory. Such loan was evidenced by a promissory note, dated August 24, 2006, made by the Company in the favor of Mr. Lieber, in the principal amount of $202,500. Pursuant to the terms of the promissory note, no interest was to accrue on the unpaid principal balance. As of February 7, 2007, the entire principal balance of the promissory note was repaid by the Company.

On June 28, 2007, Micheal Lieber, our Chief Executive Officer, Chief Financial Officer, and Director, lent $123,000 to the Company for working capital purposes and the purchase of inventory. Such loan was evidenced by a promissory note, dated June 28, 2007, made by the Company in the favor of Mr. Lieber, in the principal amount of $123,000. Pursuant to the terms of the promissory note, no interest shall accrue on the unpaid principal balance. The principal balance will be repaid in installments or in one lump sum, commencing within six months after the date of the promissory note and continuing until it the balance paid in full. As of July 31, 2007, the entire principal balance of the promissory note remains outstanding.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 31, 2007, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.50 per share in private placements made in August 2006 through May 2007, pursuant to the exemptions from the registration under the Securities Act provided by Regulations D of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 6,043,720 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

			Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	# of Shares	% of Class
Allan D Vinitsky	2,000	2,000	0	0
Harvey Erwin Vinitsky	2,000	2,000	0	0
Breindy Katz	2,000	2,000	0	0
Barret Ehrlich	2,000	2,000	0	0
Joel Perkowski	2,000	2,000	0	0
David Perkowski	2,000	2,000	0	0
Gavriel Alexander	2,000	2,000	0	0
Esther Berger	2,000	2,000	0	0
Irving Berger	2,000	2,000	0	0
Judith Hochman	2,000	2,000	0	0
Joseph Lieber	2,000	2,000	0	0
Irving Greenberg	2,000	1,000	0	0
Marcello Trebitsch	1,500	1,500	0	0
Allese Capital LLC	1,500	1,500	0	0
Abraham Perkowski	1,000	1,000	0	0
Ariel Dov Baumann	1,000	1,000	0	0
Yoav Stern	720	720	0	0
Paul Zutler	500	500	0	0
Dov Aizikovich	500	500	0	0
Alexander Deutsch	500	500	0	0
Yosef Chaim Fischler	500	500	0	0
Shulem Mermelstein	500	500	0	0
Moshe Teichman	500	500	0	0
Moshe Zicherman	500	500	0	0
Itzhar Porath	500	500	0	0
Dov Fuchs	500	500	0	0
Aaron D Zutler	500	500	0	0
Susan Fischbein	500	500	0	0
Lillian Stein	500	500	0	0
Leslie Bokskor	500	500	0	0
Samuel Klepfish	500	500	0	0
Isaac Orbach	500	500	0	0
Joseph Neumann	500	500	0	0
Alex Babad	500	500	0	0
Hannah Gancz	500	500	0	0
Israel Brown	500	500	0	0
Aaron Zoldan	500	500	0	0
Benjamin Gross	500	500	0	0
Michael Einhorn	500	500	0	0
Abraham Waldman	500	500	0	0
Sam Koenig	500	500	0	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 6,043,720 shares of common stock issued and outstanding as of July 31, 2007.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$6,000.00

SEC registration fee	$1.00

Legal fees and other expenses*	$10,000.00

Total	$16,001.00

*Estimated Expenses.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of July 31, 2007, there were 6,043,720 common shares issued and outstanding, which were held by 43 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 700,000,000 shares of common stock, par value $0.0001, of which 6,043,720 shares are issued and outstanding as of July 31, 2007. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 20,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Morgenstern, Svododa & Baer, CPA's, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgenstern, Svododa & Baer, CPA's, P.C. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

33

CHARLESTON BASICS, INC.

FINANCIAL STATEMENTS

MARCH 31, 2007

MORGENSTERN, SVOBODA & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: Msbcpas@Gmail.com
Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders of
Charleston Basics, Inc.

We have audited the accompanying balance sheet of Charleston Basics, Inc. (“company”) as of March 31, 2007, and the related consolidated statement of income, comprehensive losses, statement of stockholders’ equity, and cash flow for the period April 4, 2006 (inception) to March 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Charleston Basics, Inc. as of March 31, 2007, and the results of their operations and their cash flow for the period then ended, in conformity with generally accepted accounting principles in the United States of America.

/s/ Morgenstern, Svoboda & Baer, CPA’s, P.C.
Morgenstern, Svoboda & Baer, CPA’s, P.C. Certified Public Accountants

New York, NY July 26, 2007

2

CHARLESTON BASICS, INC.
BALANCE SHEET
MARCH 31, 2007

ASSETS
Current Assets
Cash and cash equivalents	$19,540
Accounts Receivable	79,601
Inventory	68,212
Total Current Assets	167,353

Intangible assets (net of amortization of $4,054)	9,509
Total Current Assets	9,509

Total Assets	$176,862

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$10,038
Accrued expenses	155,540
Total Current Liabilities	165,578

Stockholders’ Equity

Common stock, $.0001 par value, 700,000,000
shares authorized, 6,036,220 issued and outstanding	604
Preferred stock, 20,000,000 shares authorized
Additional paid in capital	17,106
Retained earnings	(6,426)
Total Stockholders’ Equity	11,284
Total Liabilities and Stockholders’ Equity	$176,862

The accompanying notes are an integral part of these consolidated financial statements.

3

CHARLESTON BASICS, INC.
STATEMENT OF INCOME
FROM INCEPTION ON APRIL 4, 2006 TO MARCH 31, 2007

Sales, net	$2,126,324

Cost of sales	1,220,632
Gross profit	905,692

Selling, general and administrative expenses	911,494
Income (Loss) from operations	(5,802)

Provision for income taxes	624
Net income	(6,426)

 The accompanying notes are an integral part of these consolidated financial statements.

4

CHARLESTON BASICS, INC.
STATEMENT OF CASH FLOWS
FROM INCEPTION ON APRIL 4, 2006 TO MARCH 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(6,426)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,054
(Increase) / decrease in assets:
Accounts receivable	(79,601)
Inventory	(68,212)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	165,578
Subscriptions receivables
Net cash used by operating activities	15,393

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(13,563)
Net used provided by Investing activities	(13,563)
CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuance and capital paid in	17,710
Net cash provided by Financing activities	17,710

Net change in cash and cash equivalents	19,540
Cash and cash equivalents, beginning balance	0
Cash and cash equivalents, ending balance	$19,540
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest payments	0
Taxes	0

The accompanying notes are an integral part of these consolidated financial statements.

5

CHARLESTON BASICS, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
FROM INCEPTION ON APRIL 4, 2006 TO MARCH 31, 2007

			Additional	Retained Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit)	Equity/Deficit
Balance April 4, 2006	0				0
Stock issuance and capital paid in	6,036,220	604	17,106		17,710

Loss for the period ended March 31, 2007				(6,426)	(6,426)
Balance March 31, 2007	6,036,220	$604	$17,106	$(6,426)	$11,284

The accompanying notes are an integral part of these consolidated financial statements.

6

 CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007
Note 1 - ORGANIZATION

Charleston Basics, Inc. was incorporated on April 4, 2006 under the laws of the State of Delaware. The Company is now engaged in sale of outdoor and tactical gear.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principle generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

7

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets¨ (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,¨ and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business.¨ The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006 there were no significant impairments of its long-lived assets.

Inventory

Inventories are valued at the lower of cost (determined on first in/first out basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of March 31, 2007 inventory consisted of finished goods valued at $68,212.

8

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

 Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Intangibles

Intangible assets are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made annually to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented. Company spent $10,063 on websites and $3,500 for organizational expenses as of year ending March 31, 2007. The estimated future amortization expense related to intangibles as of March 31, 2007 is as follows:

2007	$4,054
2008	4,054
2009	700
2010	700

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

9

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments¨. SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities¨, and SFAF No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities¡¨. SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6.”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (FSP 150-5), Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable.¨ FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either puttable or mandatorily redeemable, would be subject to the requirements of FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,¨ regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

10

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September, 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the

11

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements :-

a. A brief description of the provisions of this Statement
b. The date that adoption is required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Asset and Financial Liabilities.’ SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair market value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial conditions or the results of operations.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

Note 3 - COMMITMENTS

The Company leases office space from related party for $1,500 per month on a month to month basis. There is no formal lease agreement exist at the present that obligates company to record any future minimum payments.

Note 4 - RELATED PARTIES

The Company pays commissions to related parties. For the year ended March 31, 2007, Michael Lieber, President and CEO received 242,000 and Abraham Perkowski a shareholder received 390,000. In addition company also borrowed during the year from related parties, all loans were repaid before fiscal year ended.

Note 5 - MAJOR CUSTOMERS AND CONCENTRATED CREDIT RISK

The Company had two major customers who accounted for more then 97% of revenues during the years ended March 31, 2007. One customer accounted for 86% and second for 11% of the company’s sales and 97% of accounts receivable at March 31, 2007. The company had one major vendors during year ended March 31, 2007 who accounted for more than 90% of the total purchases. The Company primarily sells to governmental bodies who deal with natural and man made disasters, their planning and budgeting for these events may significantly affect the result of operations.

12

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007

Note 4 - SUBSIQUENT EVENTS

The following are the subsequent events that occurred after the fiscal year ended on March 31, 2007.

1.	The Company sold 6,000 shares to seven new investors for $3,000.

2.	The Company signed a two year exclusive deal to produce insect repellant cot and chair with Buzz Off Shield, LLC.

13

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporations Law and our bylaws.

Under the Delaware General Corporations Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange

Commission registration fee	$1.00
Legal fees and miscellaneous expenses (1)	$10,000
Accounting fees and expenses (1)	$6,000
Total (1)	$16,001

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On April 4, 2006, we issued 6,000,000 shares of our common stock to Tradewise Associates LLC. The sole member and manager of Tradewise Associates LLC is Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and a Director. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $600. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Lieber was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On April 4, 2006, we issued 2,000 shares of our common stock to Andrea Bereck, our Secretary and a Director. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $0.20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Bereck was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In August 2006 through May 2007, we issued 41,720 shares of common stock to 41 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid for such shares was $0.50 per share, amounting in the aggregate to $20,860. Each of the purchasers was an accredited investor, and the Company conducted the private placement without any general solicitation or advertisement and a restriction on resale.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*

3.2	By-Laws of Registrant*

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*

10.1	Form of Regulation D Subscription Agreement *

10.2	Vendor and License Agreement, dated May 29, 2007, between the Registrant and Buzz Off Insect Shields, LLC

10.3	Promissory Note, dated August 24, 2006, in the original principal amount of $202,500, made by the Registrant in favor of Michael Lieber

10.4	Promissory Note, dated June 28, 2007, in the original principal amount of $123,000, made by the Registrant in favor of Michael Lieber

23.1	Consent of Morgenstern, Svododa & Baer, CPA's, P.C.*

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on July 31, 2007.

CHARLESTON BASICS, INC.

By:	/s/ Michael Lieber
Name: Michael Lieber Title: Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Lieber, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

July 31, 2007	/s/ Michael Lieber	Michael Lieber	Chief Executive Officer, Chief Financial Officer, and Director

July 31, 2007	/s/ Andrea Bereck	Andrea Bereck	Secretary and Director